Exhibit 10.1

TRANSITION SERVICES AGREEMENT

by and between

HEALTHCARE TRIANGLE, INC.

and

TEYAME AI HOLDINGS, INC.

DATED AS OF September 2, 2026

TRANSITION SERVICES AGREEMENT

This TRANSITION SERVICES AGREEMENT, dated as of September 2nd, 2026 (this “Services Agreement”), is entered into by and between Healthcare Triangle, Inc., a Delaware corporation (“HCTI”), and Teyame AI Holdings, Inc., a Delaware corporation and wholly owned Subsidiary of HCTI (“Teyame”). Capitalized terms used herein but not defined herein shall have the meaning set for the in that certain Separation and Distribution Agreement, dated as of September 2nd, 2026, by and between HCTI and Teyame (the “Separation Agreement”).

WHEREAS, Teyame is, and prior to the Separation (as defined in the Separation Agreement) was, a wholly owned Subsidiary of HCTI, and HCTI formed Teyame as a wholly-owned Subsidiary incorporated under the laws of the State of Delaware for the purpose of acquiring and holding the Acquired Companies (as defined in the Share Purchase Agreement);

WHEREAS, on the date hereof, HCTI has completed the Spin-off;

WHEREAS, in connection therewith, (a) Teyame desires to procure certain services from HCTI, and HCTI is willing to provide such services to Teyame, during a transition period commencing on the Effective Date, on the terms and conditions set forth in this Services Agreement; and (b) HCTI may procure certain services from Teyame, and Teyame may provide such services to HCTI, during the period commencing on the Effective Date, on the terms and conditions set forth in this Services Agreement.

NOW THEREFORE, in consideration of the mutual agreements, covenants and other provisions set forth in this Services Agreement, the Parties hereby agree as follows:

ARTICLE I

Definitions

1.01. All terms used herein and not defined herein shall have the meanings assigned to them in the Separation Agreement.

ARTICLE II

Agreement To Provide and Accept Services

2.01. Provision of Services.

(a) On the terms and subject to the conditions contained herein, HCTI shall provide, or shall cause its Subsidiaries and Affiliates and their respective employees or sub-contractors designated by HCTI (such designated Subsidiaries, Affiliates and employees, being herein collectively referred to as the “HCTI Service Providers”) to provide to Teyame, the services (“HCTI Services”) listed on Schedule 1 hereto (together with Schedule 2, the “Schedules”) as being performed by HCTI. Subject to Section 3.01, any decisions as to which of the HCTI Service Providers (including the decisions to use third parties) shall provide the HCTI Services shall be made by HCTI in its sole discretion, except to the extent specified in Schedule 1. Each HCTI Service shall be provided in exchange for the consideration set forth with respect to such HCTI Service on Schedule 1 or as the Parties may otherwise agree in writing. Each HCTI Service shall be provided and accepted in accordance with the terms, limitations and conditions set forth herein and on Schedule 1.

(b) On the terms and subject to the conditions contained herein, Teyame shall provide, or shall cause its Subsidiaries and Affiliates and their respective employees or sub-contractors designated by it (such designated Subsidiaries, Affiliates and employees, together with Teyame, being herein collectively referred to as the “Teyame Service Providers” and together with the HCTI Service Providers, the “Service Providers”) to provide to HCTI, the services (“Teyame Services” and together with the HCTI Services, the “Services”) listed on Schedule 2 hereto as being performed by Teyame. Subject to Section 3.01, any decisions as to which of the Teyame Service Providers (including the decisions to use third parties) shall provide the Teyame Services shall be made by Teyame in its sole discretion, except to the extent specified in Schedule 2. Each Teyame Service shall be provided in exchange for the consideration set forth with respect to such Teyame Service on Schedule 2 or as the Parties may otherwise agree in writing. Each Teyame Service shall be provided and accepted in accordance with the terms, limitations and conditions set forth herein and on Schedule 2.

(c) As used in this Services Agreement, the term “Receiving Party” shall mean the Party receiving Services.

2.02. Books and Records; Availability of Information. Each Party shall create and maintain accurate books in connection with the provision of the Services performed by it and, upon reasonable notice from the other Party, shall make available for inspection and copy by such other Party’s agents such records during reasonable business hours. Each Party shall make available on a timely basis to the Service Providers all information and materials reasonably requested by such Service Providers to enable them to provide the Services. Each Party shall provide to the Service Providers reasonable access to such Party’s premises to the extent necessary for the purpose of providing the Services.

ARTICLE III

Services; Payment; Independent Contractors

3.01. Services To Be Provided.

(a) Unless otherwise agreed by the Parties (including to the extent specified in the applicable Schedule), (i) the Service Providers shall be required to perform the Services only in a manner, scope, nature and quality as previously provided to HCTI that is similar in all material respects to the manner in which such Services were performed immediately prior to the Effective Date, and (ii) the Services shall be used for substantially the same purposes and in substantially the same manner (including as to volume, amount, level or frequency, as applicable) as the Services have been used immediately prior to the Effective Date; provided, however, that the applicable Schedule shall control the scope of the Service to be performed (to the extent provided therein), unless otherwise agreed in writing. Each Party and the Service Providers shall act under this Services Agreement solely as an independent contractor and not as an agent or employee of any other Party or any of such Party’s Affiliates.

(b) The provision of Services by Service Providers shall be subject to Article V hereof.

(c) Each Party agrees to use its reasonable efforts to reduce or eliminate its dependency on the Services as soon as is reasonably practicable; provided that a breach of this Section 3.01(c) shall not affect a Service Provider’s obligation to provide any Service through the term applicable to such Service.

3.02. The Parties will use good-faith efforts to reasonably cooperate with each other in all matters relating to the provision and receipt of Services. Such cooperation shall include obtaining all consents, licenses or approvals necessary to permit each Party to perform its obligations hereunder; provided, however, under no circumstances shall any Service Provider be required to make any payments to any third party in respect of any such consents, licenses or approvals nor shall any Service Provider be required to make any alternative arrangements in the event that any such consents, licenses or approvals are not obtained.

3.03. Additional Services.

(a)	From time to time during the term, each of HCTI and Teyame may request the other Party (i) to provide additional (including as to volume, amount, level or frequency, as applicable) or different services which the other Party is not expressly obligated to provide under this Agreement if such services are of the type and scope provided within HCTI during the twelve-month period prior to the Effective Date or (ii) expand the scope of any Service (such additional or expanded services, the “Additional Services”). The Party receiving such request shall consider such request in good faith and shall use commercially reasonable efforts to provide such Additional Service; provided, no Party shall be obligated to provide any Additional Services if it does not, in its reasonable judgment, have adequate resources to provide such Additional Services or if the provision of such Additional Services would interfere with the operation of its business. The Party receiving the request for Additional Services shall notify the requesting Party within fifteen (15) days as to whether it will or will not provide the Additional Services.

(b)	If a Party agrees to provide Additional Services pursuant to Section 3.03(a), then a representative of each party shall in good faith negotiate the terms of a supplemental Schedule to this Agreement which will describe in detail the service, project scope, term, price and payment terms to be charged for the Additional Service. Once agreed to in writing, the supplemental Schedule shall be deemed part of this Agreement as of such date and the Additional Services shall be deemed “Services” provided hereunder, in each case subject to the terms and conditions of this Agreement.

3.04. Payments.

(a) Statements will be delivered to the Receiving Party within fifteen days after the end of each month by the Service Providers designated by each Party for Services provided to the Receiving Party during the preceding month, and each such statement shall set forth a brief description of such Services, the amounts charged therefor, and, except as the Parties may agree, such amounts shall be due and payable by the Receiving Party within 15 days after the date of such statement. Statements not paid within such 15-day period shall be subject to late charges, calculated at an interest rate per annum equal to the Prime Rate plus 2% (or the maximum legal rate, whichever is lower), and calculated for the actual number of days elapsed, accrued from the date on which such payment was due up to the date of the actual receipt of payment. Payments shall be made by wire transfer to an account designated in writing from time to time by Service Provider. The decision to apply such interest charges shall remain with the Party whose invoice payment is so delayed.

(b) Where a Party disagrees or disputes with any invoice, it shall inform the Other Party immediately, no later than 3 days after receiving the invoice. In such a case, both Parties shall endeavor best efforts to resolve any dispute and not withhold the payment of an invoice unnecessarily.

3.05. Disclaimer of Warranty. EXCEPT AS EXPRESSLY SET FORTH IN THIS SERVICES AGREEMENT, THE SERVICES TO BE PURCHASED UNDER THIS SERVICES AGREEMENT ARE FURNISHED ON AN AS-IS-WHERE-IS BASIS, WITH ALL FAULTS AND WITHOUT WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE. In the event that the provision of any Service for the account of a Receiving Party by a Service Provider conflicts with such Service Provider’s provision of such Service for its own account, priority for the provision of such Service shall be allocated in a equitable manner on an aggregate basis, and in a manner consistent with the Receiving Party’s level of use of such Service during the twelve-month period prior to the Effective Date up to the Effective Date (or as described in the applicable Schedule).

3.06. Taxes. In the event that any Tax is, or may become, due to new laws or regulations coming into effect, properly chargeable on the provision of the Services as indicated on the applicable Schedule, the Receiving Party shall be responsible for and shall pay the amount of any such Tax in addition to and at the same time as the Service fees. All Service fees and other consideration will be paid free and clear of and without withholding or deduction for or on account of any Tax, except as may be required by law.

3.07. Use of Services. The Receiving Party shall not, and shall cause its Affiliates not to, resell any Services to any person whatsoever or permit the use of the Services by any person other than in connection with the conduct of the Receiving Party’s operations as conducted immediately prior to the Effective Date.

ARTICLE IV

Term of Services

4.01. The provision of Services shall commence on the Effective Date and shall and shall continue until mutually terminated by HCTI and Teyame or as of the date indicated for each such Service on the applicable Schedule; provided, however, that subject to the applicable Schedule, any Service may be cancelled or reduced in amount or any portion thereof by the Receiving Party upon 90 days’ written notice thereof (or such other notice period if one is set forth for such Service on the applicable Schedule) subject to the requirement that the Receiving Party pay to the Service Provider the actual out-of-pocket costs incurred by the Service Provider, as well as the actual incremental internal costs incurred by the Service Providers, in each case directly resulting from such cancellation (including employee severance and other termination costs), which out-of-pocket and internal costs shall be set forth in a written statement provided by the Service Provider to the Receiving Party; provided, further, that such costs shall not exceed amounts payable hereunder in respect of the applicable Service for the 90 days prior to such termination. The forgoing notwithstanding and subject to Section 7.02, (1) a Service Provider may immediately terminate any individual Service provided to a Receiving Party in the event that the Receiving Party fails to make payments for such Service under Section 3.02 and has not cured such failure within 30 days of written notice of such failure from the Service Provider, and (2) upon 90 days’ written notice, the Service Provider may terminate any Service provided to the Receiving Party at such time as the Service Provider no longer provides the same Service to itself for its own account.

4.02. In the event a Receiving Party requests an extension of the term of provision of Services, such request shall be considered in good faith by the Service Provider. Any terms, conditions or costs or fees to be paid by the Receiving Party for Services provided during an extended term will be on mutually acceptable terms. For the avoidance of doubt, under no circumstances shall a Service Provider be required to extend the term of provision of any Service if (i) the Service Provider does not, in its reasonable judgment, have adequate resources to continue providing such Services, (ii) the extension of the term would interfere with the operation of the Service Provider’s business or (iii) the extension would require capital expenditure on the part of the Service Provider or otherwise require the Service Provider to renew or extend any Contract with any third party.

ARTICLE V

Force Majeure

5.01. The Service Providers shall not be liable for any expense, loss or damage whatsoever arising out of any interruption of Service or delay or failure to perform under this Services Agreement that is due to acts of God, acts of a public enemy, acts of terrorism, pandemic or epidemic, acts of a nation or any state, territory, province or other political division thereof, changes in applicable law, fires, floods, epidemics, riots, theft, quarantine restrictions, freight embargoes or other similar causes beyond the reasonable control of the Service Providers. In any such event, the Service Providers’ obligations hereunder shall be postponed for such time as its performance is suspended or delayed on account thereof. Each Service Provider will promptly notify the recipient of the Service, either orally or in writing, upon learning of the occurrence of such event of force majeure. Upon the cessation of the force majeure event, such Service Provider will use commercially reasonable efforts to resume, or to cause any other relevant Service Provider to resume, its performance with the least practicable delay (provided that, at the election of the applicable Receiving Party, the applicable term for such suspended Services shall be extended by the length of the force majeure event).

ARTICLE VI

Liabilities

6.01. Consequential and Other Damages. Except as otherwise provided in the Separation and Distribution Agreement, none of the Service Providers shall be liable to the Receiving Party with respect to this Services Agreement, whether in contract, tort (including negligence and strict liability) or otherwise, for any special, indirect, incidental or consequential damages whatsoever (except, in each case, to the extent any such amount is paid to third parties by a Receiving Party or its Affiliates) which in any way arise out of, relate to or are a consequence of, the performance or nonperformance by it hereunder or the provision of, or failure to provide, any Service hereunder, including with respect to loss of profits, business interruptions or claims of customers.

6.02. Limitation of Liability. Subject to Section 6.03 hereof, the liability of any Service Provider with respect to this Services Agreement or any act or failure to act in connection herewith (including, but not limited to, the performance or breach hereof), or from the sale, delivery, provision or use of any Service provided under or covered by this Services Agreement, whether in contract, tort (including negligence and strict liability) or otherwise, shall be limited to actions or omissions resulting from intentional breach of this Services Agreement or gross negligence, and, in any event, such liability shall not exceed the fees previously paid to such Service Provider under this Services Agreement.

6.03. Obligation To Re-perform. In the event of any breach of this Services Agreement by any Service Provider resulting from any error or defect in the performance of any Service (which breach Service Provider can reasonably be expected to cure by re-performance in a commercially reasonable manner), the Service Provider shall use its reasonable commercial efforts to correct in all material respects such error, defect or breach or reperform in all material respects such Service at the request of the Receiving Party.

6.04. Indemnity. Except as otherwise provided in this Service Agreement (including the limitation of liability provisions in this Article VI), each Party shall indemnify, defend and hold harmless the other Party from and against any Liability arising out of the intentional breach or gross negligence of the indemnifying Party or its Affiliates, employees, agents, or contractors (including with respect to the performance or nonperformance of any Service hereunder).

ARTICLE VII

Termination

7.01. Termination. Notwithstanding anything herein to the contrary, this Services Agreement shall terminate, and the obligation of the Service Providers to provide or cause to be provided any Service shall cease, on the earliest to occur of (i) the last date indicated for the termination of any Service on the Schedules, as the case may be, or (ii) the date on which this Services Agreement is terminated by Teyame and HCTI, as the case may be, in accordance with the terms of Section 7.02 hereof; provided that, in each case, no such termination shall relieve any Party of any liability for any breach of any provision of this Services Agreement prior to the date of such termination.

7.02. Breach of Services Agreement; Dispute Resolution. Subject to Article VI hereof, and without limiting a Party’s obligations under Section 4.01, if a Party shall cause or suffer to exist any material breach of any of its obligations under this Services Agreement, including any failure to make a payment within 30 days after receipt of the statement describing the Services provided for pursuant to Section 3.04 with respect to more than one Service provided hereunder, and that Party does not cure such default in all material respects within 30 days after receiving written notice thereof from the non-breaching Party, the non-breaching Party shall have the right to terminate this Services Agreement immediately thereafter. In the event a dispute arises between the Parties regarding the terms of this Services Agreement, such dispute shall be governed by Article X of the Separation and Distribution Agreement.

7.03. Sums Due. In addition to any other payments required pursuant to this Service Agreement, in the event of a termination of this Services Agreement, the Service Providers shall be entitled to the immediate payment of, and the Receiving Party shall within three Business Days, pay to the Service Providers, all accrued amounts for Services, Taxes and other amounts due under this Services Agreement as of the date of termination.

7.04. Effect of Termination. Section 2.02 hereof and Articles V, VI, VII and VIII hereof shall survive any termination of this Services Agreement.

ARTICLE VIII

Miscellaneous

8.01. Incorporation of Separation and Distribution Agreement Provisions. The following provisions of the Separation and Distribution Agreement are hereby incorporated herein by reference, and unless otherwise expressly specified herein, such provisions shall apply as if fully set forth herein (references in this Section 8.01 to an “Article” or “Section” shall mean Articles or Sections of the Separation and Distribution Agreement, and references in the material incorporated herein by reference shall be references to the Separation and Distribution Agreement): Sections 14.02, 14.03, 14.06, 14.07, 14.09, 14.10, 14.11, 14.14 and 14.15.

8.02. Ownership of Work Product. Subject to the terms of the Separation and Distribution Agreement, (i) each Service Provider acknowledges and agrees that it will acquire no right, title or interest (including any license rights or rights of use) to any work product resulting from the provision of Services hereunder for the Receiving Party’s exclusive use and such work product shall remain the exclusive property of the Receiving Party and (ii) each Receiving Party acknowledges and agrees that it will acquire no right, title or interest (other than a non-exclusive, worldwide right of use) to any work product resulting from the provision of Services hereunder that is not for the Receiving Party’s exclusive use and such work product shall remain the exclusive property, subject to license, of the Service Provider.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.

HEALTHCARE TRIANGLE, INC.

By:	/s/ Sujatha Ramesh
	Name:	Sujatha Ramesh
	Title:	COO, Executive Director

TEYAME AI HOLDINGS, INC.

By:	/s/ David Ayanoglou
	Name:	David Ayanoglou
	Title:	Director

SCHEDULE 1

HCTI SERVICES

The following services shall be provided by HCTI to Teyame during the applicable Term:

Description of Service	Designated Service Provider	Scope & Service Level	Service Term	Fees/Consideration

Accounting Services	HCTI*

Book-keeping, Accounts Payable and Receivable Operations, GL Maintenance, Treasury Management including maintaining and managing banking operations, funding and loans management, Financial Reporting including adherence to NASDAQ requirements, Internal Controls, Budgeting and Forecasting, Audit Support and Coordination, Responding to regulatory / SEC comments or queries where applicable, US State and Federal Tax filings etc.

(note the scope and services above are inclusive and not exhaustive)

Open, unless expressly agreed or terminated in writing

Admin, Corporate and HR	HCTI*

US State and Federal Annual Returns, Board of Director Meetings, AGM management, Employee onboarding / termination, payroll processing, insurance management, managing employee information systems, Building access, Office space, layout and workspace design, Office services, Utilities etc.

(note the scope and services above are inclusive and not exhaustive)

-same as above -

Legal and Compliance	HCTI*

Legal cases, lawsuits or claims filed by or against the Company (excluding lawsuits or claims filed by HCTI against Teyame), Managing compliance with laws and regulations

(note the scope and services above are inclusive and not exhaustive)

-same as above -

Contracting Services	HCTI*	Contracting and Procurement services of all kinds (note the scope and services above are inclusive and not exhaustive)	-same as above -

Information Technology	HCTI*

Building and maintaining IT infrastructure and workspaces, Access Management, Cybersecurity, Data Management, Website management, IT Domains,

(note the scope and services above are inclusive and not exhaustive)

-same as above -

*	Note: HCTI includes HCTI employees, sub-contractors, consultants, specialists including 3rd party consultants who may be hired by HCTI from time to time.

SCHEDULE 2

TEYAME SERVICES

The following services shall be provided by Teyame to HCTI during the applicable Term:

Description of Service	Designated Service Provider	Scope & Service Level	Service Term	Fees/Consideration